UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2000

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On October 16, 2000, the Company issued two press releases. The first press release announced that the SangStat Board of Directors has elected Jean-Jacques Bienaimé, the Company's current President and CEO, as Chairman.

In the second release, the Company announced a new strategic plan, which includes (i) terminating certain clinical programs, (ii) potentially reducing direct marketing expense for its cyclosporine products if the generic cyclosporine market becomes increasingly price-driven, (iii) selling its specialty mail order pharmacy, The Transplant Pharmacy, and (iv) controlling overall expenses, which may include head count reduction. In addition, the Company updated its revenues and EPS estimates for Q3 and Q4 2000 and revenues estimates for the fiscal year 2001.

The foregoing changes are discussed in greater detail in the Company's press releases, copies of which are filed herewith as exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits

Exhibit No	Description
99.1	Press release dated October 16, 2000 regarding the election of Jean-Jacques Bienaimé as Chairman.
99.2	Press release dated October 16, 2000 regarding strategy for future growth.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 16, 2000

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release dated October 16, 2000 regarding the election of Jean-Jacques Bienaimé as Chairman.
99.2	Press release dated October 16, 2000 regarding strategy for future growth.